UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2019

El Paso Electric Company
(Exact name of registrant as specified in its charter)

Texas	001-14206	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas		79901
(Address of principal executive offices)		(Zip Code)

(915) 543-5711
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, No Par Value	EE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act ☐

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director, President and Chief Executive Officer; Appointment of Interim Chief Executive Officer and Interim Chief Operating Officer

On June 25, 2019, Ms. Mary E. Kipp, President, Chief Executive Officer and a director of El Paso Electric Company (the “Company”), informed the Board of Directors of the Company (the “Board”) that she was resigning from her positions at the Company and as a member of the Board effective August 1, 2019 to become the President of Puget Sound Energy, Inc. and Puget Energy, Inc.

On June 28, 2019, effective upon Ms. Kipp’s resignation, the Board appointed (i) Mr. Adrian J. Rodriguez, currently Senior Vice President, General Counsel and Assistant Secretary of the Company, to the role of interim Chief Executive Officer, making his title Interim Chief Executive Officer, General Counsel and Assistant Secretary of the Company, and (ii) Ms. Elaina L. Ball, currently Senior Vice President and Chief Administrative Officer of the Company, to the role of Senior Vice President and Interim Chief Operating Officer of the Company.

Mr. Rodriguez, age 41, has served as the Company’s Senior Vice President and General Counsel since May 25, 2017.  Previously, Mr. Rodriguez served as an attorney in the Company’s Office of the General Counsel from April 2013 to May 24, 2017.  Prior to joining the Company, Mr. Rodriguez was an attorney in the Dallas office of Vinson & Elkins LLP, where he practiced in the energy regulation practice group and complex commercial litigation practice group.  Mr. Rodriguez also served as a law clerk to the United States District Court for the Western District of Texas in San Antonio.  Mr. Rodriguez received his Bachelor of Arts in Economics and Government from The University of Texas at Austin with highest honors, where he was a State of Texas recipient of the 1999 Truman Scholarship; a Master in Public Policy from Harvard University, where he was the editor-in-chief of the Harvard Journal of Hispanic Policy; and a Juris Doctorate from Columbia University School of Law, where he was a managing editor of the Columbia Law Review.

Ms. Ball, age 44, has served as the Company’s Senior Vice President and Chief Administrative Officer since April 16, 2018.  Before joining the Company, Ms. Ball worked at Austin Energy, a municipally owned electric utility serving 450,000 customers in the Austin, Texas area.  At Austin Energy, she most recently held the position of Chief Operating Officer and was responsible for power generation, transmission and distribution, information technology and onsite energy resources.  Ms. Ball also served on the board of the South Texas Nuclear Project electric generating station.  Prior to Austin Energy, Ms. Ball served as Vice President, Technical Services at CPS Energy, a municipally owned electric and gas utility serving the greater San Antonio area.  Ms. Ball received her Bachelor of Science in Chemical Engineering from The University of Texas at Austin and attended the University of Idaho Utility Executive course.

Compensatory Arrangements

In connection with his appointment to the role of Interim Chief Executive Officer, the Board on June 28, 2019 approved an increase in Mr. Rodriguez’s annual base salary to $400,000 and an increase in his annual target bonus opportunity to 55% of his base salary, payable only if certain performance metrics established by the Compensation Committee of the Board are met.  In addition, the Board approved an annual stipend of $200,000 to Mr. Rodriguez while he serves as interim Chief Executive Officer of the Company.  Mr. Rodriguez remains a party to the change of control agreement that he entered into with the Company on May 31, 2019.  The material terms of the change of control agreement are described in the Proxy Statement filed by the Company with the Securities and Exchange Commission (the “SEC”) on April 12, 2019 and in the Current Report on Form 8-K filed by the Company with the SEC on June 3, 2019.  A copy of Mr. Rodriguez’s change of control agreement is also attached as Exhibit 10.3 to such Current Report on Form 8-K.

In connection with her appointment to the role of Interim Chief Operating Officer, the Board on June 28, 2019 approved an increase in Ms. Ball’s annual base salary to $375,000 and an increase in her annual target bonus opportunity to 55% of her base salary, payable only if certain performance metrics established by the Compensation Committee of the Board are met.  Ms. Ball remains a party to the change of control agreement that she entered into with the Company on May 31, 2019.  The material terms of Ms. Ball’s change of control agreement are the same as those of Mr. Rodriguez’s change of control agreement.

On June 30, 2019, Mr. Steven T. Buraczyk, Senior Vice President—Operations of the Company, entered into a retention agreement with the Company.  The retention agreement entitles Mr. Buraczyk to a retention bonus of $600,000 to be paid within thirty days after the closing of the previously announced proposed merger with an affiliate of the Infrastructure Investments Fund (the “Merger”), subject to Mr. Buraczyk’s continued service to the Company through such date; provided that, in the event that Mr. Buraczyk receives a payment pursuant to his change of control agreement, such amount would be reduced by the $600,000 paid to Mr. Buraczyk pursuant to the retention agreement. A copy of the retention agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

On July 1, 2019, Ms. Kipp entered into a separation agreement with the Company pursuant to which the Company agreed to award her 27,624 shares of restricted stock that will vest only upon the closing of the Merger, which restricted stock, based on the consideration to be received in connection with the Merger, would be valued at approximately $1.9 million.  All of Ms. Kipp’s existing equity compensation awards will be forfeited on her resignation from the Company.  In addition, pursuant to the separation agreement, Ms. Kipp has agreed to certain cooperation requirements and is subject to restrictions on the sale of shares of Company common stock  until the closing of the Merger or the termination of the merger agreement  (exclusive of 10,000 shares of common stock that Ms. Kipp may sell in her discretion subject to standard restrictions) and on the solicitation of Company employees (through August 1, 2021).  The separation agreement also contains standard confidentiality and release provisions.  A copy of the separation agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 7.01.     Regulation FD Disclosure.

On July 1, 2019, the Company issued a press release announcing, effective as of August 1, 2019, the promotion of Mr. Rodriguez to interim Chief Executive Officer of the Company and the promotion of Ms. Ball to interim Chief Operating Officer of the Company.  The press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

The exhibits listed below are filed or furnished, as applicable, herewith.

(d)	Exhibits.
INDEX TO EXHIBITS

Exhibit Number	Description

†10.1	Retention Agreement between Steven T. Buraczyk and the Company, dated as of June 30, 2019.
†10.2	Separation Agreement between Mary E. Kipp and the Company, effective as of July 1, 2019.
99.1	Press Release, dated July 1, 2019.

†     Management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ Nathan T. Hirschi
Name:	Nathan T. Hirschi
Title:	Senior Vice President and Chief Financial Officer
Dated: July 1, 2019